UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) June 5, 2014

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Sinclair Broadcast Group, Inc. (the “Company”) was held on June 5, 2014.  At the meeting, three items, as set forth in the Proxy Statement, were submitted to the shareholders for a vote.

Proposal 1: Election of Directors

In response to Proposal 1, the shareholders elected all persons nominated for directors as set forth in the Proxy Statement, for a term expiring at the next annual shareholders meeting in 2015 or until their respective successors have been elected and qualified.  The table below sets forth the results of the voting for nominated directors:

Election of Directors	For	Against or Withheld	Broker Non-Votes
David D. Smith	296,632,784	16,589,301	8,702,389
Frederick G. Smith	296,529,907	16,692,178	8,702,389
J. Duncan Smith	296,529,370	16,692,715	8,702,389
Robert E. Smith	282,121,907	31,100,178	8,702,389
Daniel C. Keith	298,261,781	14,960,304	8,702,389
Martin R. Leader	294,854,082	18,367,523	8,702,389
Lawrence E. McCanna	298,246,575	14,975,510	8,702,389

Proposal 2: Ratification of Independent Registered Public Accounting Firm

In response to Proposal 2, the shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.  The table below sets forth the results of the voting for the ratification of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
318,446,370	3,460,012	18,090	—

Proposal 3: A Non-Binding Advisory Vote on Our Executive Compensation

In response to Proposal 3, the shareholders approved the Company’s executive compensation, in a non-binding vote.  The table below sets forth the results of the voting for the executive compensation:

For	Against	Abstain	Broker Non-Votes
309,073,760	3,522,850	625,471	8,702,393

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: June 6, 2014